EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT




             Name of Subsidiary                        Place of Incorporation
             ------------------                        ----------------------
             Overland Data (Europe) Ltd.                   United Kingdom

             Overland Data Export Limited                     Barbados

             Overland Data SARL                                France

             Overland Data GmbH                               Germany

             Tecmar, Inc.                                     Delaware
